EXHIBIT 77Q3 TO FORM N-SAR
Registrant Name: Phoenix Strategic Equity Series Fund
File Number: 811-4727
Registrant CIK Number: 0000796299

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2
Series 1 - Class A , Class B 0, Class C 0, Class X 0
Series 2 - Class A 0, Class B 0, Class C 0

73A1/73A2
Series 1 - Class A $0.00, Class B $0.00, Class C $0.00 Class X $ 0.00 Series 2 - Class A $0.00, Class B $0.00, Class C $0.00

74U1/74U2
Series 1 - Class A 11645, Class B 1180, Class C 1093, Class X 3315 Series 2 - Class A 17026, Class B 2088, Class C 423

74V1/74V2
Series 1 - Class A $ 10.70, Class B $ 10.03, Class C $ 10.00,
 Class X $11.13
Series 2 - Class A $ 8.53, Class B $ 7.81, Class C $ 7.82